Exhibit 99.1

Contact:

Joseph D. Frehe

Chief Financial Officer

Alloy, Inc.

(212) 329-8347

For immediate release:

ALLOY REPORTS FIRST QUARTER FISCAL 2009 RESULTS

•	Revenue of $43.0 Million versus $49.1 Million in the prior year quarter

•	Adjusted EBITDA of $0.0 Million versus $1.1 Million in the prior year quarter

•	Reports Free Cash Flow of $(1.0) Million versus $(3.2) Million in prior year quarter

New York, NY – June 2, 2009—Alloy, Inc. (the “Company”) (NASDAQ: “ALOY”), one of the country’s largest providers of media and marketing programs reaching targeted consumer segments, today reported financial results for its first fiscal quarter ended April 30, 2009.

Revenue in the first quarter of the fiscal year ending January 31, 2010 (“fiscal 2009”) decreased $6.1 million, or 13%, to $43.0 million, from $49.1 million in the first quarter of the fiscal year ended January 31, 2009 (“fiscal 2008”).

Adjusted EBITDA, defined by the Company as operating loss plus depreciation and amortization, and non-cash stock-based compensation, in the first quarter of fiscal 2009 decreased $1.1 million, to $0.0 million, from $1.1 million in the first quarter of fiscal 2008. The decrease was primarily due to decreases in Adjusted EBITDA in the Company’s Placement and Corporate segments due to lower college newspaper sales and higher medical benefit expense. These decreases were partially offset by increased Adjusted EBITDA in the Company’s Promotion segment as the AMP Agency business increased during the quarter.

Commenting on Alloy’s performance and outlook, Matt Diamond, the Company’s Chairman and Chief Executive Officer, stated, “Our first quarter financial results are in line with the expectations we communicated in March. We experienced mixed results in our businesses during the first quarter of fiscal 2009, but, based on results to date, we believe that the second quarter Adjusted EBITDA will improve and the first half of the year will finish better than the first half of the prior year.”

Free cash flow, defined by the Company as net cash used in operating activities, plus changes in operating assets and liabilities, minus capital expenditures, in the first quarter of fiscal 2009 was $(1.0) million, or $(0.08) per basic share, as compared to $(3.2) million, or $(0.24) per basic share, in the first quarter of fiscal 2008. The increase in free cash flow was primarily due to lower capital expenditures.

Operating loss for the first quarter of fiscal 2009 increased $1.1 million, to $2.5 million, from an operating loss of $1.4 million for the first quarter of fiscal 2008, primarily due to lower adjusted EBITDA and increased depreciation and amortization, partially offset by lower stock based compensation.

Interest income, net of interest expense, was not significant for either of the quarters presented. The Company has $27.5 million in cash and no debt outstanding at April 30, 2009.

Income tax expense for the first quarter of fiscal 2009 was $0.2 million and remained consistent with that of the first quarter of fiscal 2008, which was also $0.2 million.

Net loss increased $1.1 million, to $2.7 million, or $0.22 per basic share, in the first quarter of fiscal 2009, from a net loss of $1.6 million, or $0.12 net loss per basic share, for the first quarter of fiscal 2008.

Stock Repurchase Program

During the first quarter of fiscal 2009, the Company spent approximately $0.5 million repurchasing approximately 134,000 shares of its common stock in the open market. As of market close on May 31, 2009, the Company had approximately $5.6 million remaining authorized for repurchases. The Company will continue to monitor market conditions and repurchase shares from time to time in the open market at prevailing market prices as well as entertain offers received from third parties to effect privately negotiated repurchase transactions.

Outlook – First Half of Fiscal 2009

For the first half of fiscal 2009, revenue is projected to be down slightly and Adjusted EBITDA is projected to be ahead of the first half of fiscal 2008. We believe that increases in Adjusted EBITDA will be primarily driven by the Media segment businesses, principally Interactive and Channel One, and the Promotion segment, through AMP Agency. We expect these increases to be offset by weakness in our Placement segment and higher medical expense in the Corporate segment. As the year progresses, the Company may provide additional information and guidance.

Consolidated and Segment Results

The tables below present the Company’s revenue, Adjusted EBITDA and operating income (loss) for the three-month periods ended April 30, 2009 and 2008, respectively:

	Three Months Ended April 30,		Change
	2009	2008	$	%
(In thousands)
Revenue
Promotion	$15,066	$15,752	(686)	(4)%
Media	18,462	19,896	(1,434)	(7)
Placement	9,450	13,497	(4,047)	(30)

Total Revenue	$42,978	$49,145	(6,167)	(13)%

Adjusted EBITDA
Promotion	$131	$(278)	409	NM %
Media	2,415	2,750	(335)	(12)
Placement	278	572	(294)	(51)
Corporate	(2,851)	(1,975)	(876)	(44)

Total Adjusted EBITDA	$(27)	$1,069	(1,096)	NM %

Operating Income (Loss)
Promotion	$(200)	$(675)	475	70%
Media	869	1,235	(366)	(30)
Placement	233	518	(285)	(55)
Corporate	(3,471)	(2,511)	(960)	(38)

Total Operating Income (Loss)	$(2,569)	$(1,433)	(1,136)	(79)%

NM—Not meaningful

The numbers in the discussion paragraphs below may differ due to rounding.

Promotion segment revenue for the three months ended April 30, 2009 was $15.1 million, a decrease of approximately $0.7 million, or 4%, from revenue of $15.8 million for the three months ended April 30, 2008. Revenue decreases in the Company’s sampling and on-campus marketing businesses were partially offset by an increase in the AMP Agency business. Adjusted EBITDA was $0.1 million, an increase of approximately $0.4 million, from $(0.3) million, primarily due to lower operating expenses, bad debt expense and outside labor, partially offset by increases in printing and mailing. Operating loss was $(0.2) million, an increase of $0.5 million, from $(0.7) million, primarily due to higher Adjusted EBITDA.

Media segment revenue for the three months ended April 30, 2009 was $18.5 million, a decrease of $1.4 million, or 7%, from revenue of $19.9 million for the three months ended April 30, 2008. Revenue decreased in the Company’s entertainment and display board businesses, partially offset by an increase in the Alloy Education business. Adjusted EBITDA was $2.4 million, a decrease of approximately $0.4 million, from $2.8 million, primarily driven by lower revenues. Operating income was $0.9 million, a decrease of $0.3 million, from operating income of $1.2 million, due to lower Adjusted EBITDA, higher depreciation and amortization, partially offset by lower stock based compensation.

Placement segment revenue for the three months ended April 30, 2009 was $9.4 million, a decrease of $4.0 million, or 30%, from revenue of $13.5 million for the three months ended April 30, 2008. Revenue decreases in the Company’s college and military newspaper businesses were offset by increases in the multicultural newspaper business. Adjusted EBITDA was $0.3 million, a decrease of approximately $0.3 million, from $0.6 million, primarily due to lower revenue. Operating income was $0.2 million, a decrease of $0.3 million, from operating income of $0.5 million, due to lower Adjusted EBITDA.

Corporate Adjusted EBITDA decreased 44% to $(2.8) million for the three months ended April 30, 2009, from $(2.0) million for the three months ended April 30, 2008, primarily due to an increase in medical benefit expense. Operating loss increased 38% to $(3.5) million, from $(2.5) million, primarily due to lower Adjusted EBITDA.

About Alloy

Alloy, Inc. (NASDAQ: “ALOY”) is one of the country’s largest providers of media and marketing programs reaching targeted consumer segments. Alloy manages a diverse array of assets and services in interactive, display, direct mail, content production and educational programming. Alloy works with over 1,500 companies including half of the Fortune 200. For further information regarding Alloy, please visit our corporate website at www.alloymarketing.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations and beliefs regarding the Company’s future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results could differ materially from those projected in the forward-looking statements. Additionally, past results should not be considered to be an indication of the Company’s future performance. Factors that might cause or contribute to such differences include, among others, the Company’s ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to its Web sites and build customer loyalty; develop its sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: its competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in the Company’s annual report on Form 10-K/A for the year ended January 31, 2009 and in subsequent filings that the Company makes with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

ALLOY, INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; in millions)

A. Adjusted EBITDA

The following tables set forth the Company’s Adjusted EBITDA for the three-month periods ended April 30, 2009 and 2008, respectively. The Company defines Adjusted EBITDA as operating income or loss, plus depreciation and amortization and non-cash stock-based compensation.

The Company uses Adjusted EBITDA, among other things, to evaluate the Company’s operating performance and to value prospective acquisitions. The measure is also one of several components of incentive compensation targets for certain management personnel and is among the primary measures used by management for planning and forecasting future periods. The Company believes that this measure is an important indicator of the Company’s operational strength and performance of its business, because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in the industry.

Since Adjusted EBITDA is not a measure of performance calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), it should not be considered in isolation from, nor as a substitute for, net income as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted EBITDA excludes certain financial information compared to net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the Securities and Exchange Commission, the Company provides below a reconciliation of net loss to Adjusted EBITDA and operating income (loss) to Adjusted EBITDA by segment.

	Three Months Ended April 30, (1)
	2009	2008
Net loss	$(2.7)	$(1.6)
Plus(minus)
Income taxes	0.2	0.2
Interest income	—	(0.1)
Interest expense and other	—	0.1

Operating loss	$(2.5)	$(1.4)
Plus (minus)
Depreciation and amortization	1.7	1.5
Stock based compensation	0.8	1.0

Adjusted EBITDA	$—	$1.1

	Three Months Ended April 30, 2009 (1)
	Operating Income (Loss)	Depreciation and Amortization	Stock-based Compensation	Adjusted EBITDA
Promotion	$(0.2)	$0.2	$0.1	$0.1
Media	0.9	1.3	0.2	2.4
Placement	0.3	—	—	0.3
Corporate	(3.5)	0.2	0.5	(2.8)

Total	$(2.5)	$1.7	$0.8	$—

	Three Months Ended April 30, 2008 (1)
	Operating Income (Loss)	Depreciation and Amortization	Stock-based Compensation	Adjusted EBITDA
Promotion	$(0.6)	$0.2	$0.1	$(0.3)
Media	1.2	1.1	0.4	2.7
Placement	0.5	—	0.1	0.6
Corporate	(2.5)	0.2	0.4	(1.9)

Total	$(1.4)	$1.5	$1.0	$1.1

(1)	Numbers may differ from Consolidated and Segment Results due to rounding.

B. Free Cash Flow

Free cash flow is defined by the Company as net cash used in operating activities, plus changes in operating assets and liabilities, minus capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash availability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per weighted average shares outstanding is defined by the Company as free cash flow divided by the weighted average shares outstanding used in the computation of net income (loss) per share.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation from, nor as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of operating cash flow. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, non-recurring expenditures and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected in this financial measure. The Company provides below a reconciliation of net cash flow provided by operating activities, a GAAP measure, to free cash flow.

	Three Months Ended April 30,
	2009	2008
(In millions, except per share amounts)
Net cash used in operating activities	$(2.7)	$(0.6)
Plus (minus)
Changes in operating assets and liabilities	2.6	1.6
Capital expenditures	(0.9)	(4.2)

Free Cash Flow	$(1.0)	$(3.2)

Weighted average shares outstanding—Basic	12.2	13.5

Free Cash Flow per Share	$(0.08)	$(0.24)

ALLOY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	April 30, 2009	January 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,502	$32,116
Accounts receivable, net of allowance for doubtful accounts of $1,386 and $1,757, respectively	25,993	29,693
Unbilled accounts receivable	5,154	6,341
Inventory	7,370	3,163
Other current assets	7,388	5,122

Total current assets	73,407	76,435
Fixed assets, net	22,977	23,180
Goodwill	50,562	50,335
Intangible assets, net	8,712	9,065
Other assets	1,709	1,704

Total assets	157,367	$160,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,192	$14,255
Deferred revenue	15,716	15,822
Accrued expenses and other current liabilities	15,032	17,682

Total current liabilities	46,940	47,759
Other long-term liabilities	2,611	2,493

Total liabilities	49,551	50,252

Stockholders’ equity:
Common stock; $.01 par value: authorized 200,000 shares; issued and outstanding: 15,639 and 15,582, respectively	155	155
Additional paid-in capital	450,404	449,602
Accumulated deficit	(319,386)	(316,663)

	131,173	133,094
Less treasury stock, at cost: 2,885 and 2,699 shares, respectively	(23,357)	(22,627)

Total stockholders’ equity	107,816	110,467

Total liabilities and stockholders’ equity	$157,367	$160,719

ALLOY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended April 30,
	2009	2008
	(Unaudited)
Revenues:
Services revenue	37,253	43,353
Product revenue	5,725	5,792

Total revenue	$42,978	$49,145

Costs of Revenue:
Cost of services	16,876	21,186
Cost of products sold	1,268	1,271

Total costs of revenue:	18,144	22,457

Expenses:
Operating	20,481	22,318
General and administrative	5,184	4,333
Depreciation and amortization**	1,738	1,470

Total expenses	27,403	28,121

Operating loss	(2,569)	(1,433)

Interest expense	(1)	(87)
Interest income and other	11	139

Loss before income taxes	(2,559)	(1,381)

Income taxes	(164)	(188)

Net loss	$(2,723)	$(1,569)

Basic net loss per share	$(0.22)	$(0.12)

Weighted average basic shares outstanding:	12,244	13,537

**	Includes amortization of intangibles of $643 and $505 for the three month period ended April 30, 2009 and 2008, respectively.

Alloy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended April 30,
	2009	2008
	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(2,723)	$(1,569)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of fixed assets	1,098	965
Amortization of intangible assets	672	505
Provision for losses on accounts receivable	22	510
Compensation charge for restricted stock and issuance of options	802	1,034
Changes in operating assets and liabilities:
Accounts receivable	4,865	442
Inventory and other assets	(6,478)	(5,030)
Accounts payable, accrued expenses, and other	(957)	2,494

Net cash used in operating activities	(2,699)	(649)

Cash Flows from Investing Activities
Capital expenditures	(895)	(4,231)
Proceeds from the sales and maturity of marketable securities	—	5,805
Purchase of domain name / mailing list / marketing rights	(290)	(388)

Net cash provided by (used in) investing activities	(1,185)	1,186

Cash Flows from Financing Activities
Repurchase of common stock	(730)	(852)

Net cash used in financing activities	(730)	(852)

Net change in cash and cash equivalents	(4,614)	(315)

Cash and cash equivalents:

Beginning of period	$32,116	$12,270

End of period	$27,502	$11,955